T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(h)(5)

SECOND AMENDMENT TO THE T. ROWE PRICE RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

THIS SECOND AMENDMENT TO THE T. ROWE PRICE RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT (“Amendment”) effective October 1, 2025 by and between each Acquiring Fund, severally and not jointly (each, an “Acquiring Fund”), and each Acquired Fund, severally and not jointly, (each, an “Acquired Fund” and together with the Acquiring Fund(s), the “Funds”), listed on Schedule A.

WITNESSTH:

WHEREAS, each Acquiring Fund and Acquired Fund entered into the T. Rowe Price Rule 12d1-4 Fund of Funds Investment Agreement effective December 16, 2024, as amended (the “Agreement”);

WHEREAS, any defined term(s) used but not defined in this Amendment shall have the same meaning as set forth in the Agreement; and

WHEREAS, the parties desire to amend the Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, each Acquired Fund and Acquiring Fund hereby amend the Agreement in the following form:

1. Schedule A is hereby amended and restated to read in its entirety in the form attached hereto.

2. This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

IN WITNESS WHEREOF, the parties hereto have agreed to the Amendment as of the date set forth above.

T. ROWE PRICE EXCHANGE TRADED FUNDS, INC.		ADVISORS’ INNER CIRCLE FUND II

By:	/s/Fran Pollack-Matz	By:	/s/Matthew M. Maher

Name:	Fran Pollack-Matz	Name:	Matthew M. Maher

Title:	Vice President	Title:	Secretary and Vice-President

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds	Acquired Funds

Advisors’ Inner Circle Fund II

Frontier Asset Absolute Return ETF

Frontier Asset Core Bond ETF

Frontier Asset Opportunistic Credit ETF

Frontier Asset Global Small Cap Equity ETF

Frontier Asset Total International Equity ETF

Frontier Asset U.S. Large Cap Equity ETF

T. Rowe Price Exchange Traded Funds, Inc.

T. Rowe Price Capital Appreciation Equity ETF (TCAF)

T. Rowe Price Dividend Growth ETF (TDVG)

T. Rowe Price Floating Rate ETF (TFLR)

T. Rowe Price U.S. Equity Research ETF (TSPA)

Advisors’ Inner Circle Fund II 3EDGE Dynamic Fixed Income ETF 3EDGE Dynamic US Equity ETF 3EDGE Dynamic International Equity ETF 3EDGE Dynamic Hard Assets ETF

T. Rowe Price Exchange Traded Funds, Inc.

T. Rowe Price Ultra Short-Term Bond ETF (TBUX)

T. Rowe Price International Equity ETF (TOUS)

T. Rowe Price Growth ETF (TGRT)

T. Rowe Price Small-Mid Cap ETF (TMSL)

T. Rowe Price Value ETF (TVAL)